Exhibit 99.1

Polar Power Reports Third Quarter 2022 Financial Results

GARDENA, CA – November 14, 2022 – Polar Power, Inc. (“Polar Power” or the “Company”) (NASDAQ: POLA), a global provider of prime, backup and solar hybrid DC power solutions, today reported its financial results for the three and nine months ended September 30, 2022.

Key Q3 2022 Results and Highlights:

Financial Results for the Three and Nine Months Ended September 30, 2022

●	Net sales for Q3 2022 were $1.7 million, representing a 59% decrease, compared to $4.1 million during the same period last year. Net sales for the nine months ended September 30, 2022 were $9.6 million, representing a 21% decrease, compared to $12.2 million during the same period last year. Supply chain constraints during the last two quarters was the primary reason for the decrease in net sales.

●	The Company had a gross loss of $247,000 for Q3 2022, a decrease of 126%, compared to a gross profit of $966,000 for Q3 2021. For the nine months ended September 30, 2022, the Company had a gross profit of $1.7 million, a decrease of 8%, compared to gross profit of $1.8 million during the same period in 2021.

●	Operating expenses increased to $2.1 million in Q3 2022, as compared to $1.7 million in the same period last year. Operating expenses increased to $5.9 million for the nine-month period ending September 30, 2022, as compared to $5.4 million in the same period last year.

●	Net loss for Q3 2022 totaled $2.3 million, or $(0.19) per basic and dilutive share, compared to a net income of $942,000, or $0.07 per basic and dilutive share in Q3 2021. Net loss for the nine months ended September 30, 2022, totaled $4.2 million, or $(0.33) per basic and dilutive share, compared to a net loss of $1.8 million, or $(0.14) per basic and dilutive share for the same period last year.

●	Cash and cash equivalents at September 30, 2022 were $363,000, as compared to $5.1 million at December 31, 2021. On September 30, 2022, the Company’s borrowing capacity with the Company’s line of credit was $2.9 million and the Company’s working capital was $18.4 million, compared to borrowing capacity of $2.9 million and working capital of $21.7 million at December 31, 2021.

●	Sales backlog as of the end of Q3 2022 was $13.6 million, of which our largest telecommunications customer in the U.S. represented 38%, our largest international telecommunications customer represented 46%, other telecommunications customers represented 14%, and customer in other markets represented 2%.

Management Commentary

Supply chain constraints mainly attributed to delays on receipt of engines and electronic components which impacted shipments of completed units to key customers during Q3, 2022, however the Company continued to manufacture units minus engines and controls to recover delayed shipments in Q4, 2022. The Company has confirmed receipt of shorted engines and increased future shipments of engines to avoid future shortages. During the end of Q3, the Company has also increased hiring of direct labor to ensure execution of recovery plan for Q4, 2022 and continue growth in shipments to match customer demand.

Net sales in Q3 2022 decreased $2.4 million, or 59%, to $1.7 million, as compared to $4.1 million for the same period in 2021. Net sales decreased $2.5 million, or 21%, to $9.6 million for the nine months ended September 30, 2022, as compared to $12.2 million for the same period in 2021.

The Company has successfully negotiated new prices on all existing tier-1 contracts and increased prices on standard generator models. The Company expects new pricing to be reflected in new shipments during Q4, 2022 which should also help improve gross margins.

Sales backlog as of the end of Q3 2022 was $13.6 million, of which the Company’s largest telecommunications customer in the U.S. represented 38%, the Company’s largest international telecommunications customer represented 46%, other telecommunications customers represented 14%, and customer in other markets represent 2%. In addition, the Company received $3.3 million in new purchase orders from customers since the end of Q3 2022, of which 57% is from the Company’s largest telecommunications custom in the U.S., 31% is from new international orders, 9% from other domestic telecommunications customers, and 3% from customers in other markets. Increasing labor force combined with improvement in engine supply during Q4, 2022 is expected to improve delivery times and production capacity to match anticipated improvements in market demand from both national and international customers.

The Company’s domestic sales continue to be driven by the Company’s telecommunications customers as the Company’s DC Generators are key in supporting the roll out of 5G infrastructure across the U.S. Increased sales to overseas tier-1 telecom customers during 2022, is expected to show continued growth as our generators are installed in overseas locations.

The Company continues to work on diversifying its customer base and is selling into non-telecommunication markets expansion in overseas telecom markets, EV Charging, and military. As part of this diversification effort, the Company has been expanding the power range of its portfolio and in March 2022, the Company received EPA certification on the Company’s 4Y Toyota engine project aimed at expanding the power range to 35 kW on natural gas and LPG. Polar Power’s EPA certification of 1KS and 4Y Toyota engines brings to the market clean fuel (non-diesel) engines with very low maintenance, and lower operating cost. In many regions throughout the world the cost of propane and LPG is much lower than the cost of diesel fuel so there is an economic incentive to lower carbon emissions.

The Toyota 1KS and 4Y engines were designed for 24/7 operation for heating, air-conditioning, and CHP applications in Japan. During the 1970s and 1980s Japan faced a problem with their electric grid supporting the rapid increase in HVAC usage. So instead of the electric grid providing the energy for the HVAC needs, these loads were moved over to the natural gas grid. To meet this application requirement, Toyota engines had to have long life (60,000+ hours) with very low maintenance. With the increasing need for EV charging and HVAC in the USA and globally, the Company sees the need to shift some of this increasing energy demand to natural gas and propane/LPG. According to the U.S. EIA, natural gas, coal, coke, fuel oil, provides 60.8% of the energy used by US electric utilities. Using natural gas and propane/LPG fuels for HVAC and EV charging shifts energy usage away from coal, coke, and fuel oil; thereby reducing emissions. Generating power locally reduces energy transmission losses, further reducing emissions.

Solar combined with the Toyota 1KS and 4Y engines along with Polar’s alternators and controls will offer clean and renewable energy for applications including HVAC, refrigeration, EV charging, peak power shaving, off grid power, and backing up the grid for home and business. These applications form the foundation for micro-grids.

The Company’s solar hybrid power systems, which integrate solar energy storage with natural gas/LPG (propane) powered generators, are ideal for off-grid (i.e., areas where wireless towers are not connected to an electrical grid) and bad-grid (i.e., areas where wireless towers are connected to an electrical grid that loses power more than eight hours) applications.

Mr. Arthur D. Sams, CEO of the Company, concludes, “Supply chain constraints resulting from Covid shutdowns are gradually improving. To compensate, we have increased our stock on key components to mitigate short term shortages. During the end of Q3, 2022 we are increasing our hiring activities within our competitive labor market. We have ordered additional robotic machines with scheduled deliveries for 1st quarter 2023 to reduce labor cost and improve production lead times.

The increased geopolitical factors are generating increasing interest in DC power systems for robotics and drones. In addition, the commercial / residential markets are driven to seek greater energy independence through increased efficiency and renewable energy.

I believe we are on the right side of technology and manufacturing. The world’s electrical grids will not meet the increasing need for power demand because of increasing needs in air-conditioning, data services (server rooms), increasing populations, and most importantly the huge shift in energy used for transportation. Moving from diesel and gasoline to EV charging is an unprecedented amount of energy shift from one source to another. If cities like Los Angeles and New York have had brown / black outs in the summer due to air-conditioning loads for over a half century, how will they handle millions of EVs coming to charge on the grid. This will increase the need for power generation using wind, solar, and clean burning fuels distributed through micro / nano grids. For energy security, homes and business will have to rely on multiple sources of energy including Solar, natural gas/LPG, and the grid. It will take many decades before the grid can grow in capacity where natural gas is no longer needed. The supply chain shortages demonstrated how important domestic manufacturing is. Polar Power was able to overcome many supply issues due to its vertical manufacturing capability.”

About Polar Power, Inc.

Gardena, California-based Polar Power, Inc. (NASDAQ: POLA), designs, manufactures and sells direct current, or DC, power systems, lithium battery powered hybrid solar systems for applications in the telecommunications market and, in other markets, including military, electric vehicle (EV) charging, cogeneration, distributed power and uninterruptable power supply. Within the telecommunications market, Polar Power’s systems provide reliable and low-cost energy for applications for off-grid and bad-grid applications with critical power needs that cannot be without power in the event of utility grid failure. For more information, please visit www.polarpower.com. or follow us on www.linkedin.com/company/polar-power-inc/.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995

This news release contains certain statements of a forward-looking nature relating to future events or future business performance. Forward-looking statements can be identified by the words “expects,” “anticipates,” “believes,” “intends,” “estimates,” “plans,” “will,” “outlook” and similar expressions. Forward-looking statements are based on management’s current plans, estimates, assumptions and projections, and speak only as of the date they are made. With the exception of historical information, the matters discussed in this press release including, without limitation, Polar Power’s expectation that its net sales will continue grow or be driven by its telecommunications customers in the U.S.; Polar Power’s expectation that its DC Generators will continue to be key in supporting the roll out of 5G infrastructure in the U.S; Polar Power’s expectation that its gross margins will improve as a result of its price increases; Polar Power’s expectation that its diversification strategy will lead to increasing sales into non-telecommunications markets, including HVAC, refrigeration, EV charging, peak power shaving, and off-grid power and backing up the grid for home and business; Polar Power’s belief that its generators with Toyota engines, including those combined with solar, will lead to significant net sales; Polar Power’s belief that increased geopolitical factors will lead to increasing sales of its DC power systems; and Polar Power’s belief that it will successfully manage supply chain and labor shortages to avoid disruptions to its business operations are forward-looking statements and considerations that involve a number of risks and uncertainties. The actual future results of Polar Power could differ from those statements. Factors that could cause or contribute to such differences include, but are not limited to, adverse domestic and foreign economic and market conditions, including demand for DC power systems; trade tariffs on raw materials; changes in domestic and foreign governmental regulations and policies; the impact of inflation and changing prices on raw materials; supply chain constraints causing significant delays in sourcing raw materials; labor shortages as a result of the pandemic, low unemployment rates, or other factors limiting the availability of qualified workers; and other events, factors and risks. Polar Power undertakes no obligation to update any forward-looking statement in light of new information or future events, except as otherwise required by law. Forward-looking statements involve inherent risks and uncertainties, most of which are difficult to predict and are generally beyond Polar Power’s control. Actual results or outcomes may differ materially from those implied by the forward-looking statements as a result of the impact of a number of factors, many of which are discussed in more detail in the Polar Power’s reports filed with the Securities and Exchange Commission.

Media and Investor Relations:

Integra Investor Relations

Shawn M. Severson

+1 415-233-7094

info@integra-ir.com

@Integra IR

www.integra-ir.com

Company Contact:

Polar Power, Inc.

249 E. Gardena Blvd.

Gardena, CA 90248

Tel: 310-830-9153

ir@polarpowerinc.com

www.polarpower.com

POLAR POWER, INC.

CONDENSED BALANCE SHEETS

(in thousands, except share and per share data)

	September 30, 2022	December 31, 2021
	(Unaudited)
ASSETS
Current assets
Cash and cash equivalents	$363	$5,101
Accounts receivable	1,216	4,243
Inventories	15,625	9,017
Prepaid expenses	4,328	4,006
Employee retention credit receivable	2,000	2,000
Income taxes receivable	787	787
Total current assets	24,319	25,154

Other assets:
Operating lease right-of-use assets, net	411	914
Property and equipment, net	657	1,019
Deposits	93	93

Total assets	$25,480	$27,180

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$425	$328
Customer deposits	3,569	897
Accrued liabilities and other current liabilities	1,179	1,206
Current portion of operating lease liabilities	453	721
Current portion of notes payable	248	242
Total current liabilities	5,874	3,394

Notes payable, net of current portion	81	268
Operating lease liabilities, net of current portion	-	268

Total liabilities	5,955	3,930

Commitments and Contingencies

Stockholders’ Equity
Preferred stock, $0.0001 par value, 5,000,000 shares authorized, no shares issued and outstanding	—	—
Common stock, $0.0001 par value, 50,000,000 shares authorized, 12,967,027 shares issued and 12,949,550 shares outstanding on September 30, 2022, and 12,805,680 shares issued and 12,788,203 shares outstanding on December 31, 2021.	1	1
Additional paid-in capital	37,331	36,816
Accumulated deficit	(17,767)	(13,527)
Treasury Stock, at cost (17,477 shares)	(40)	(40)
Total stockholders’ equity	19,525	23,250

Total liabilities and stockholders’ equity	$25,480	$27,180

POLAR POWER, INC.

UNAUDITED CONDENSED STATEMENTS OF OPERATIONS

(in thousands, except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Net Sales	$1,707	$4,136	$9,690	$12,273
Cost of Sales	1,954	3,170	7,971	10,398
Gross profit (loss)	(247)	966	1,719	1,875

Operating Expenses
Sales and marketing	328	372	1,134	1,119
Research and development	319	533	1,145	1,485
General and administrative	1,482	823	3,648	2,796
Total operating expenses	2,129	1,728	5,927	5,400

Loss from operations	(2,376)	(762)	(4,208)	(3,525)

Other income (expenses)
Interest expense and finance costs	(12)	(14)	(39)	(46)
Gain on forgiveness of PPP loan payable	—	1,715	—	1,715
Other income (expense), net	7	3	7	29
Total other income (expenses), net	(5)	1,704	(32)	1,698

Net income (loss)	$(2,381)	$942	$(4,240)	$(1,827)

Net income (loss) per share – basic	$(0.19)	$0.07	$(0.33)	$(0.14)
Net income (loss) per share – diluted	$(0.19)	$0.07	$(0.33)	$(0.14)
Weighted average shares outstanding, basic	12,848,466	12,788,203	12,967,027	12,697,683
Weighted average shares outstanding, diluted	12,848,466	12,807,361	12,967,027	12,697,683

POLAR POWER, INC.

UNAUDITED CONDENSED STATEMENTS OF CASH FLOW

(in thousands)

	Nine Months Ended September 30,
	2022	2021
Cash flows from operating activities:
Net loss	$(4,240)	$(1,827)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	387	420
Gain from forgiveness of PPP loan payable	—	(1,715)
Stock-based compensation to officers, employees and consultants	515
Changes in operating assets and liabilities
Accounts receivable	3,027	(2,330)
Inventories	(6,608)	496
Prepaid expenses	(322)	(3,758)
Income tax receivable	—	1,570
Operating lease right-of-use asset	503	484
Accounts payable	97	(102)
Customer deposits	2,672	260
Accrued expenses and other current liabilities	(27)	110
Operating lease liability	(536)	(498)
Net cash used in operating activities	(4,532)	(6,890)

Cash flows from investing activities:
Acquisition of property and equipment	(25)	(14)
Net cash used in investing activities	(25)	(14)

Cash flows from financing activities:
Proceeds from sale of common stock, net of offering costs	—	12,466
Proceeds from exercise of warrants	—	707
Repayment of notes payable	(181)	(209)
Net cash used in financing activities	(181)	12,964

Increase (decrease) in cash and cash equivalents	(4,738)	6,060
Cash and cash equivalents, beginning of period	5,101	1,646
Cash and cash equivalents, end of period	$363	$7,706